Exhibit (s)

POWER OF ATTORNEY

We, the undersigned officers and Trustees of the Eaton Vance Floating-Rate Opportunities Fund (the “Fund”), do hereby severally constitute and appoint Nicholas S. Di Lorenzo, James F. Kirchner or Deidre E. Walsh, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any Registration Statement of the Fund on Form N-2 and any and all amendments (including pre-effective and post-effective amendments) to any Registration Statement of the Fund filed with the Securities and Exchange Commission on behalf of the Fund, in respect of shares or units of beneficial interest or common stock and other documents and papers relating thereto:

IN WITNESS WHEREOF we have hereunto set our hands on the date set forth opposite our respective signatures.

Signature	Title	Date

/s/ Eric A. Stein	President (Principal Executive Officer)	April 18, 2023
Eric A. Stein

/s/ James F. Kirchner	Chief Financial Officer (Principal Financial Officer)	April 18, 2023
James F. Kirchner

/s/ Alan C. Bowser	Trustee	April 18, 2023
Alan C. Bowser

/s/ Mark R. Fetting	Trustee	April 18, 2023
Mark R. Fetting

/s/ Cynthia E. Frost	Trustee	April 18, 2023
Cynthia E. Frost

/s/ George J. Gorman	Trustee	April 18, 2023
George J. Gorman

/s/ Valerie A. Mosley	Trustee	April 18, 2023
Valerie A. Mosley

/s/ Anchal Pachnanda	Trustee	April 18, 2023
Anchal Pachnanda

/s/ Keith Quinton	Trustee	April 18, 2023
Keith Quinton

/s/ Marcus L. Smith	Trustee	April 18, 2023
Marcus L. Smith

/s/ Susan J. Sutherland	Trustee	April 18, 2023
Susan J. Sutherland

/s/ Scott E. Wennerholm	Trustee	April 18, 2023
Scott E. Wennerholm

/s/ Nancy A. Wiser	Trustee	April 18, 2023
Nancy A. Wiser